UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2019

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2019, Teledyne Technologies Incorporated (“Teledyne”) entered into the following agreements:

Amended and Restated Term Loan Credit Agreement

Teledyne and its subsidiary, Teledyne Netherlands B.V., as borrowers, entered into an Amended and Restated Term Loan Credit Agreement (the “Amended Term Loan Credit Agreement”) that amends and restates the Term Loan Credit Agreement dated as of March 17, 2017, by and among Teledyne and Teledyne Netherlands BV, as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole book manager and sole lead arranger (the “Existing Term Loan Credit Agreement”).

Pursuant to the Amended Term Loan Credit Agreement, the lenders thereunder made unsecured term loans in an aggregate principal amount of $150 million, denominated in US dollars, $100 million of which was used to repay outstanding loans under the Existing Term Loan Credit Agreement, which had a maturity date of October 30, 2019. Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Scientific & Imaging, LLC, Teledyne LeCroy, Inc., Teledyne Defense Electronics, LLC and Teledyne Technologies International Corp., each of which is a subsidiary of Teledyne and a guarantor of the indebtedness under the Credit Agreement (as defined below) and certain other indebtedness of Teledyne, are also guarantors of the loans made under the Amended Term Loan Credit Agreement. Teledyne is also a guarantor for the loans made under the Amended Term Loan Credit Agreement to Teledyne Netherlands B.V.

Loans made under the Amended Term Loan Credit Agreement mature on October 30, 2024. Interest accrues on the loans made under the Amended Term Loan Credit Agreement at variable rates which are, at the borrower’s option for US dollar denominated loans, tied to either a eurocurrency rate (as defined in the Amended Term Loan Credit Agreement), determined with reference to the London Interbank Offered Rate (LIBOR) plus an applicable margin, or a base rate (as defined in the Amended Term Loan Credit Agreement) determined with reference to the highest of the federal funds rate plus 50 bps, Bank of America, N.A.’s prime rate and the eurocurrency rate plus 100 bps, plus an applicable margin. Eurocurrency rate-based loans under the Amended Term Loan Credit Agreement have interest periods of one, two, three or six months, as selected by the borrower. The applicable margin used in determining the interest on both eurocurrency rate loans and base rate loans are subject to change based on Teledyne’s consolidated leverage ratio as defined in the Amended Term Loan Credit Agreement.

The Amended Term Loan Credit Agreement contains customary representations and covenants that are substantially similar to the representations and covenants set forth in the Existing Term Loan Credit Agreement.

Similar to the events of default under the Existing Term Loan Credit Agreement, the events of default under the Amended Term Loan Credit Agreement include but are not limited to (i) a default in the payment of principal of the loans or, following a period of 5 business days, of interest, fees and other amounts; (ii) a breach of certain of Teledyne’s covenants or, following the expiration of a period of 30 days following knowledge or notice thereof, any other covenants, under the Amended Term Loan Credit Agreement; (iii) a breach of any representations under the Amended Term Loan Credit Agreement, (iv) any payment default or any other event of default giving the holder thereof the right to accelerate the maturity of indebtedness of, or swap termination amount from, Teledyne or any subsidiary if the total amount of such indebtedness or swap termination amount exceeds $50 million; (v) events of bankruptcy, insolvency or liquidation involving Teledyne or any of Teledyne’s subsidiaries; (vi) the occurrence of a final judgment in amount in excess of $50 million, net of insurance coverage, or that have or could reasonably be expected to have a material adverse, effect (as defined in the Term Loan Credit Agreement) rendered against Teledyne or any of Teledyne’s subsidiaries, in each case, that is not vacated, satisfied or stayed within 30 days; (vii) the failure to maintain funding standards in ERISA-based plans and certain other liabilities related to ERISA based plans that would reasonably be expected to have a material adverse effect on Teledyne; (viii) the Amended Term Loan Credit Agreement or any related agreement ceases to be in effect or is contested by any borrower or guarantor; or (ix) a change of control (as defined in the Amended Term Loan Credit Agreement) occurs.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Amended Term Loan Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Teledyne and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Fifth Amendment to Amended and Restated Credit Agreement

On October 30, 2019, Teledyne entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of March 1, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015, that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017, that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 2017, and that certain Fourth Amendment to the Amended and Restated Credit Agreement, dated March 15, 2019 (as so amended, the “Credit Agreement”).

Among other things, the Amendment (i) makes changes to certain defined terms and financial covenants to conform such terms and covenants to similar provisions in the Amended Term Loan Credit Agreement, including conforming the definition of priority indebtedness in the Credit Agreement to the definition of priority indebtedness in the Amended Term Loan Credit Agreement, and (ii) consistent with the terms of the Amended Term Loan Credit Agreement, clarifies that treatment of operating leases for purposes of determining compliance with the covenants under the Credit Agreement will remain “frozen” and will continue to be treated consistent with GAAP treatment as in effect on December 31, 2015.

The descriptions set forth above are qualified in their entirety by the Amended Term Loan Credit Agreement and the Amendment, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Amended and Restated Term Loan Credit Agreement, dated as of October 30, 2019, by and among Teledyne Technologies Incorporated and Teledyne Netherlands BV, as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole book manager and sole lead arranger

Exhibit 10.2
Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 30, 2019, among Teledyne Technologies Incorporated, the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: October 31, 2019

EXHIBIT INDEX
Description

Exhibit 10.1
Amended and Restated Term Loan Credit Agreement, dated as of October 30, 2019, by and among Teledyne Technologies Incorporated and Teledyne Netherlands BV, as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole book manager and sole lead arranger

Exhibit 10.2
Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 30, 2019, among Teledyne Technologies Incorporated, the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer